Exhibit 23.1
CONSENT OF T.J. SMITH & COMPANY, INC.
      We hereby consent to the use of our report dated March 1, 2007 regarding Torch Energy Royalty Trust and to the reference to our firm included in this Form 10-K.

T.J. SMITH & COMPANY, INC.

By:	/s/ T. J. Smith T.J. Smith
Houston, Texas
April 16, 2007